Exhibit 15.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements (No.  333-278368) on Form F-3 and (Nos. 333-214520, 333-248419 and 333-269436) on Form S-8 of our report dated April 29, 2025, with respect to the consolidated financial statements of Nano Dimension Ltd. and the effectiveness of internal control over financial reporting.

/s/ Somekh Chaikin

Somekh Chaikin

Member Firm of KMPG International

Tel Aviv, Israel

May 12, 2025